Exhibit 99.1

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2020

•	Revenues Q4 of $667 million; year 2020 of $2,502 million.
•	Gross margin Q4 of 22.8%; year 2020 of 23.3%.
•	Adjusted gross margin Q4 of 22.9%; year 2020 of 23.4%.
•	Operating margin Q4 of 9.0%; year 2020 of 8.4%.
•	Adjusted operating margin Q4 of 8.9%; year 2020 of 8.5%.
•	EPS Q4 of $0.26; year 2020 of $0.85.
•	Adjusted EPS Q4 of $0.28; year 2020 of $0.92.
•	Free Cash for the year 2020 of $192 million.
•	Guidance Q1 2021 of revenues $705 to $745 million and gross margins of 25.0% plus/minus 60 basis points at the exchange rates of Q4 2020.

Malvern, PA, February 9, 2021—Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2020.

Revenues for the year ended December 31, 2020 were $2,501.9 million, compared to $2,668.3 million for the year ended December 31, 2019.  Net earnings attributable to Vishay stockholders for the year ended December 31, 2020 were $122.9 million, or $0.85 per diluted share compared to $163.9 million, or $1.13 per diluted share for the year ended December 31, 2019.

Revenues for the fiscal quarter ended December 31, 2020 were $667.2 million, compared to $640.2 million for the fiscal quarter ended October 3, 2020, and $609.6 million for the fiscal quarter ended December 31, 2019.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2020 were $37.6 million, or $0.26 per diluted share, compared to $33.5 million, or $0.23 per diluted share for the fiscal quarter ended October 3, 2020, and $14.0 million, or $0.10 per diluted share for the fiscal quarter ended December 31, 2019.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.28 and $0.92 for the fiscal quarter and year ended December 31, 2020, respectively, $0.25 for the fiscal quarter ended October 3, 2020, and $0.13 and $1.26 for the fiscal quarter and year ended December 31, 2019, respectively.

Commenting on results for the year 2020, Dr. Gerald Paul, President and Chief Executive Officer stated, “The year 2020 has been for Vishay and its business partners overshadowed by the global pandemic. From temporary plant shutdowns in Asia and temporary shortages in the early part of the year, to drastic reactions by automotive customers in the second quarter to a steep and broad recovery of orders since October, Vishay was able to defend efficiencies while minimizing fixed costs and then to quickly ramp back up again. During 2020, Vishay generated free cash flow of $192 million.”

Dr. Paul continued, commenting on the results for the fourth quarter 2020, “Revenues in the fourth quarter have been strong but Vishay’s incremental performance was negatively impacted by a lower than usual contributive margin in the quarter mainly caused by higher freight costs and a weaker dollar versus most currencies. The revenue increase quarter over quarter was driven by higher sales to automotive customers and to distribution. At the same time, inventories of Vishay’s products at distribution were reduced by a further $24 million, increasing again the inventory turns in all regions.”

Commenting on the outlook Dr. Paul stated, “For the first quarter 2021, based on the current order intake and Vishay’s increased 13-week backlog, we guide for revenues in the range of $705 to $745 million at a gross margin of 25.0% plus/minus 60 basis points, assuming the same exchange rates versus the dollar as in the fourth quarter.”

A conference call to discuss Vishay’s fourth quarter and full year financial results is scheduled for Tuesday, February 9, 2021 at 9:00 a.m. ET. The dial-in number for the conference call is 877 589-6174 (+1 706-643-1406, if calling from outside the United States) and the access code is 4219657.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, February 9, 2021 through 11:59 p.m. ET on Sunday, February 24. The telephone number for the replay is +1 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 4219657.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, anticipated areas of growth, market segment performance, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2020	December 31, 2019
	(Unaudited)

Net revenues	$2,501,898	$2,668,305
Costs of products sold*	1,919,995	1,997,105
Gross profit	581,903	671,200
Gross margin	23.3%	25.2%

Selling, general, and administrative expenses*	371,450	384,631
Restructuring and severance costs	743	24,139
Operating income	209,710	262,430
Operating margin	8.4%	9.8%

Other income (expense):
Interest expense	(31,555)	(33,683)
Other	(11,754)	(419)
Loss on early extinguishment of debt	(8,073)	(2,030)
Total other income (expense) - net	(51,382)	(36,132)

Income before taxes	158,328	226,298

Income tax expense	34,545	61,508

Net earnings	123,783	164,790

Less: net earnings attributable to noncontrolling interests	860	854

Net earnings attributable to Vishay stockholders	$122,923	$163,936

Basic earnings per share attributable to Vishay stockholders	$0.85	$1.13

Diluted earnings per share attributable to Vishay stockholders	$0.85	$1.13

Weighted average shares outstanding - basic	144,836	144,608

Weighted average shares outstanding - diluted	145,228	145,136

Cash dividends per share	$0.38	$0.37

* Includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $4,563 and $(1,451), respectively.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2020	October 3, 2020	December 31, 2019

Net revenues	$667,180	$640,160	$609,577
Costs of products sold*	514,896	488,451	474,216
Gross profit	152,284	151,709	135,361
Gross margin	22.8%	23.7%	22.2%

Selling, general, and administrative expenses**	92,272	90,219	94,299
Restructuring and severance costs	-	-	16,884
Operating income	60,012	61,490	24,178
Operating margin	9.0%	9.6%	4.0%

Other income (expense):
Interest expense	(7,159)	(7,414)	(8,523)
Other	(5,570)	(4,898)	(3,652)
Loss on early extinguishment of debt	(553)	(3,454)	(723)
Total other income (expense) - net	(13,282)	(15,766)	(12,898)

Income before taxes	46,730	45,724	11,280

Income tax expense	8,887	12,063	(2,869)

Net earnings	37,843	33,661	14,149

Less: net earnings attributable to noncontrolling interests	276	177	187

Net earnings attributable to Vishay stockholders	$37,567	$33,484	$13,962

Basic earnings per share attributable to Vishay stockholders	$0.26	$0.23	$0.10

Diluted earnings per share attributable to Vishay stockholders	$0.26	$0.23	$0.10

Weighted average shares outstanding - basic	144,855	144,854	144,628

Weighted average shares outstanding - diluted	145,251	145,197	145,202

Cash dividends per share	$0.095	$0.095	$0.095

* Includes incremental costs of products sold separable from normal operations directly attributable to the COVID-19 pandemic of $268 and $242 for the fiscal quarters ended December 31, 2020 and October 3, 2020, respectively.

** Includes incremental selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $(580) and $(441), for the fiscal quarters ended December 31, 2020 and October 3, 2020, respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$619,874	$694,133
Short-term investments	158,476	108,822
Accounts receivable, net	338,632	328,187
Inventories:
Finished goods	120,792	122,466
Work in process	201,259	187,354
Raw materials	126,200	121,860
Total inventories	448,251	431,680

Prepaid expenses and other current assets	132,103	141,294
Total current assets	1,697,336	1,704,116

Property and equipment, at cost:
Land	76,231	75,011
Buildings and improvements	641,041	585,064
Machinery and equipment	2,732,771	2,606,355
Construction in progress	86,520	110,722
Allowance for depreciation	(2,593,398)	(2,425,627)
	943,165	951,525

Right of use assets	102,440	93,162

Goodwill	158,183	150,642

Other intangible assets, net	66,795	60,659

Other assets	186,554	160,671
Total assets	$3,154,473	$3,120,775

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2020	December 31, 2019
	(Unaudited)

Liabilities and equity
Current liabilities:
Notes payable to banks	$-	$2
Trade accounts payable	196,203	173,915
Payroll and related expenses	141,034	122,100
Lease liabilities	22,074	20,217
Other accrued expenses	182,642	186,463
Income taxes	20,470	17,731
Total current liabilities	562,423	520,428

Long-term debt less current portion	394,886	499,147
U.S. transition tax payable	125,438	140,196
Deferred income taxes	1,852	22,021
Long-term lease liabilities	86,220	78,511
Other liabilities	104,356	100,207
Accrued pension and other postretirement costs	300,113	272,402
Total liabilities	1,575,288	1,632,912

Redeemable convertible debentures	170	174

Equity:
Vishay stockholders' equity
Common stock	13,256	13,235
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,409,200	1,425,170
Retained earnings	138,990	72,180
Accumulated other comprehensive income (loss)	13,559	(26,646)
Total Vishay stockholders' equity	1,576,215	1,485,149
Noncontrolling interests	2,800	2,540
Total equity	1,579,015	1,487,689
Total liabilities, temporary equity, and equity	$3,154,473	$3,120,775

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2020	December 31, 2019
	(Unaudited)
Operating activities
Net earnings	$123,783	$164,790
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	166,230	164,461
(Gain) loss on disposal of property and equipment	157	(157)
Accretion of interest on convertible debt instruments	13,161	14,146
Inventory write-offs for obsolescence	22,730	26,494
Pensions and other postretirement benefits, net of contributions	2,864	(552)
Loss on early extinguishment of debt	8,073	2,030
Deferred income taxes	(12,141)	(23,009)
Other	3,304	13,341
Change in U.S. transition tax liability	(14,757)	(14,757)
Change in repatriation tax liability	(16,258)	(38,814)
Changes in operating assets and liabilities, net of effects of businesses acquired	17,792	(11,529)
Net cash provided by operating activities	314,938	296,444

Investing activities
Purchase of property and equipment	(123,599)	(156,641)
Proceeds from sale of property and equipment	403	577
Purchase of businesses, net of cash acquired	(25,852)	(11,862)
Purchase of short-term investments	(293,087)	(111,631)
Maturity of short-term investments	250,580	81,012
Other investing activities	(529)	3,587
Net cash used in investing activities	(192,084)	(194,958)

Financing activities
Issuance costs	-	(5,394)
Repurchase of convertible debt instruments	(151,683)	(27,863)
Net changes in short-term borrowings	(114)	(16)
Dividends paid to common stockholders	(50,372)	(48,968)
Dividends paid to Class B common stockholders	(4,597)	(4,476)
Distributions to noncontrolling interests	(600)	(600)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,016)	(2,708)
Net cash used in financing activities	(209,382)	(90,025)
Effect of exchange rate changes on cash and cash equivalents	12,269	(3,360)

Net increase (decrease) in cash and cash equivalents	(74,259)	8,101

Cash and cash equivalents at beginning of period	694,133	686,032
Cash and cash equivalents at end of period	$619,874	$694,133

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2020	October 3, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP net earnings attributable to Vishay stockholders	$37,567	$33,484	$13,962	$122,923	$163,936

Reconciling items affecting gross profit:
Impact of the COVID-19 pandemic	$268	$242	$-	$4,563	$-

Other reconciling items affecting operating income:
Restructuring and severance costs	$-	$-	$16,884	$743	$24,139
Impact of the COVID-19 pandemic	(580)	(441)	-	(1,451)	-

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$553	$3,454	$723	$8,073	$2,030

Reconciling items affecting tax expense (benefit):
Change in deferred taxes due to early extinguishment of debt	$(217)	$-	$(289)	$(1,563)	$(1,601)
Effects of cash repatriation program	-	-	(11,554)	(190)	(9,583)
Effects of changes in uncertain tax positions	3,751	-	2,831	3,751	2,831
Effects of tax-basis foreign exchange gain	-	-	-	-	7,554
Tax effects of pre-tax items above	(12)	(716)	(4,277)	(2,799)	(6,211)

Adjusted net earnings	$41,330	$36,023	$18,280	$134,050	$183,095

Adjusted weighted average diluted shares outstanding	145,251	145,197	145,202	145,228	145,136

Adjusted earnings per diluted share	$0.28	$0.25	$0.13	$0.92	$1.26

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2020	October 3, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$125,699	$64,330	$84,423	$314,938	$296,444
Proceeds from sale of property and equipment	110	63	91	403	577
Less: Capital expenditures	(52,798)	(21,969)	(56,374)	(123,599)	(156,641)
Free cash	$73,011	$42,424	$28,140	$191,742	$140,380

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2020	October 3, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP net earnings attributable to Vishay stockholders	$37,567	$33,484	$13,962	$122,923	$163,936
Net earnings attributable to noncontrolling interests	276	177	187	860	854
Net earnings	$37,843	$33,661	$14,149	$123,783	$164,790

Interest expense	$7,159	$7,414	$8,523	$31,555	$33,683
Interest income	(385)	(514)	(1,734)	(3,709)	(8,445)
Income taxes	8,887	12,063	(2,869)	34,545	61,508
Depreciation and amortization	42,454	41,618	42,159	166,230	164,461
EBITDA	$95,958	$94,242	$60,228	$352,404	$415,997

Reconciling items
Impact of the COVID-19 pandemic	$(312)	$(199)	$-	$3,112	$-
Restructuring and severance costs	-	-	16,884	743	24,139
Loss on early extinguishment of debt	553	3,454	723	8,073	2,030

Adjusted EBITDA	$96,199	$97,497	$77,835	$364,332	$442,166

Adjusted EBITDA margin**	14.4%	15.2%	12.8%	14.6%	16.6%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300